Exhibit 23.2

W.D. VON GONTEN & CO.

Petroleum Engineering

808 Travis, Suite 812

Houston, Texas 77002

Telephone (713) 224-6333

Fax (713) 224-6330

January 23, 2007

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference and inclusion in the Registration Statement on Form S-3 (File No. 333-125677) and the Registration Statements on Form S-8 No. 333-22571, No. 333-93209, No. 333-61890, No. 333-106484 and No. 333-113619 of Edge Petroleum Corporation (the “Company”) of our summary report dated January 15, 2007, included as Exhibit 99.2 to the Current Report on Form 8-K of the Company filed on January 24, 2007, in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2006 and of the data extracted from such report. We hereby further consent to all references to such report and/or to this firm and to our being named as an expert in any such Registration Statement and in each prospectus or prospectus supplement to which any such Registration Statement relates.

/s/ W.D. VON GONTEN, JR.
W.D. Von Gonten, Jr.
President

W.D. Von Gonten & Co.